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                                                                    Exhibit 24
                               POWER OF ATTORNEY

      WHEREAS, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 1996 (the 1996 Form 10-K); and

      WHEREAS, each of the undersigned holds the office or offices in LOUISVILLE GAS AND ELECTRIC COMPANY set opposite his name;

      NOW, THEREFORE, each of the undersigned hereby constitutes and appoints ROGER W. HALE and M. L. FOWLER, and each of them, individually, his attorney, with full power to act for him and in his name, place, and stead, to sign his name in the capacity or capacities set forth below to the 1996 Form 10-K and to any and all amendments to such 1996 Form 10-K and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 5th day of March 1997.


Roger W. Hale                           J. David Grissom
---------------------------------       ------------------------------------
Roger W. Hale, Principal                J. David Grissom, Director
  Executive Officer and Director


William C. Ballard, Jr.                 David B. Lewis
---------------------------------       ------------------------------------
William C. Ballard, Jr., Director       David B. Lewis, Director


Ronald L. Bittner                       Anne H. McNamara
---------------------------------       ------------------------------------
Ronald L. Bittner, Director             Anne H. McNamara, Director


Owsley Brown II                         T. Ballard Morton, Jr.
---------------------------------       ------------------------------------
Owsley Brown II, Director               T. Ballard Morton, Jr., Director


S. Gordon Dabney                        Dr. Donald C. Swain
---------------------------------       ------------------------------------
S. Gordon Dabney, Director              Dr. Donald C. Swain, Director


Gene P. Gardner                         Charles A. Markel III
---------------------------------       ------------------------------------
Gene P. Gardner, Director               Charles A. Markel III, Principal

                                          Financial Officer
M. L. Fowler
---------------------------------
M. L. Fowler, Principal
  Accounting Officer

STATE OF KENTUCKY         )
                          )ss.
COUNTY OF JEFFERSON       )

      On this 5th day of March 1997, before me, Kathryn M. Carpenter, a Notary Public, State of Kentucky at Large, personally appeared the above named directors and officers of LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

My Commission expires:                       Kathryn M. Carpenter
November 2, 2000                             Kathryn M. Carpenter, Notary Public
                                             State of Kentucky at Large